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                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference of our report dated December 30, 1996 on the divisional financial statements of Hagerstown Business College (a division of O/E Learning, Inc.) for the years ended October 31, 1996 and 1995 in the Registration Statement on Form S-3 of Educational Medical, Inc. for the registration of 202,532 shares of its common stock. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


                                            /s/ Plante & Moran, LLP

Southfield, Michigan
May 12, 1998